CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made effective as of the 21st day of August 1998, by and between ROBERT P. KRAEMER ("Kraemer") and ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("the Company"), under the following circumstances:

A. Kraemer is the former Chief Operating Officer of the Company having resigned his positions with the Company, effective August 20, 1998.

B. Because of Kraemer's knowledge of the Company's business, the Company desires to retain Kraemer as a consultant to the Company during the next twelve (12) month period.

C. Kraemer is willing to render to the Company consulting services in connection with its business upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Consulting. The Company hereby retains Kraemer to perform independent consulting services for a period commencing as of August 21, 1998, the date hereof, and terminating on August 20, 1999. Kraemer hereby accepts the Company's retainer as independent consultant.

     2. Consulting Services. When requested by the Company, Kraemer shall provide the Company with advice and counsel regarding the Company's business matters. Kraemer shall provide such services at such time (up to ten (10) hours per month on a non-cumulative basis) and locations as are reasonably requested by the Company, provided, however, that such services do not conflict, with respect to either times or duties, with any employment duties of Kraemer to any new employer, any consulting assignment or self-employment duties. Additional time requested of Kraemer by the Company shall be compensated at a mutually agreeable rate. The Company and Kraemer agree that in the event Kraemer fails to provide such services to the Company when requested and continues to do so for a period of thirty (30) days after notified in writing by the Company of such failure, the consulting payment required to be paid hereunder shall be suspended but not forfeited until Kraemer complies with the Company's request. Kraemer shall exercise good faith and best efforts in providing such consulting services to the Company. All of Kraemer's services performed hereunder shall be for the exclusive benefit of the Company. Kraemer shall be reimbursed for all reasonable business expenses incurred by him in performance of any services hereunder, as approved in advance by the Company.

     3. Consulting Fee. The Company shall pay a monthly consulting fee (the "Consulting Fee") to Kraemer of Five Thousand Eight Hundred dollars ($5,800) payable the 21st day of each month during the term hereof commencing September 21, 1998.

     4. Relationship of the Parties. The relationship of Kraemer to the Company shall be that of an independent contractor. Kraemer shall not be deemed to be employee or an agent of the Company for any purpose. Kraemer agrees not to represent or warrant to any other person that he has any authority to bind or commit the Company to any obligation.

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     5.  Benefits.  Kraemer shall not have any claim under this Agreement or otherwise against the Company for compensation other than as set forth in paragraph 3 above.

     6. Assignment and Acceleration. Kraemer shall not assign, sell, transfer or delegate any of his duties pursuant to this Agreement. In the event a sale, merger or other change in control of the Company, any unpaid portion of the Consulting Fee shall be paid immediately in advance.

     7. Amendment. This Agreement may be modified or amended only by a writing signed by both parties hereto.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and any and all written or oral agreements heretofore existing between the parties hereto are expressly canceled.

     9. Inurement and Death Benefit. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, legal representatives, successors and assigns. In the event of the death of Kraemer during the term of this Agreement, the unpaid portion of the Consulting Fee shall be paid to Kraemer's heirs.

    10. Governing Law. This Agreement shall be governed and interpreted by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto above have executed this Agreement on the day and year first written above.


                                   /s/ Robert P. Kraemer
                                   ROBERT P. KRAEMER

                                   ARMANINO FOODS OF DISTINCTION, INC.


                                   By: /s/ William J. Armanino
                                      William J. Armanino
                                      Chairman, President and CEO